EXHIBIT 10.30


Summary of Guaranty Contract of Maximum Amount Pledge ("Guaranty Contract 1") by and between Li Xiangqian and Development Bank dated as of April 28, 2005.

     o    Contract number: Shenfa Longgang Ezhi zi NO.20050407001-1.

     o As guarantor, Li Xiangqian has pledged 19,053,887 equity shares in China BAK Battery Inc., registered under his name to Development Bank to secure the indebtedness of the Company under Comprehensive Agreement 1 which include the loan principal, interest, penalty interest, expenses for the Development Bank to realize its creditor's rights, and maximum secured amount for the loan principal is RMB150 million.

     o Applicable law of Guaranty Contract 1 is PRC law. If, according to PRC law, Guaranty Contract 1 needs to be registered with competent authority, Guaranty Contract 1 shall come into effect upon completion of such registration;

     o After Li Xiangqian has pledged the shares as collateral, he should not transfer such shares without the prior written consent of Development Bank. If transfer is made with the consent of Development Bank, proceeds from such transfer should be used for advance repayment of the debts secured under Guaranty Contract 1 or be handed over to the escrow control of competent authority.

     o Development Bank is entitled to dispose the pledged shares by sale at a discounted price or auction and use such proceeds to repay the loans made under Comprehensive Agreement 1 if any of the following occurs:

          --- The debtor under Comprehensive Agreement 1 fails to repay its debts upon maturity;

          --- The debtor under Comprehensive Agreement 1 is declared dissolved or bankrupt;

          --- Value of the pledged collateral is obviously decreased so that rights of Development Bank is endangered and Mr. Li fails to provide additional collateral according to Development Bank's request.

          --- Occurrence of other instances which might have a negative impact upon the realization of Development Bank's creditor's rights under Comprehensive Agreement 1.

     o    Guaranty Contract 1 is irrevocable and independently effective.